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                                  EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Experts" and to the use of our report dated June 4, 1999, except for Notes 1 and 11 as to which the date is __________ 1999, in the Registration Statement (Form S-1) and related prospectus of Gaiam, Inc. for the registration of 2,300,000 shares of its Class A Common Stock.

We also consent to the reference to our firm under the caption "Experts" and the use of our report dated June 25, 1999, on the financial statements of Healing Arts Publishing, Inc. as of and for the period from January 1, 1998 through September 14, 1998 (acquisition date) in the Registration Statement (Form S-1) and related Prospectus of Gaiam, Inc. for the registration of 2,300,000 shares of Gaiam, Inc.'s Class A Common Stock.



Denver, Colorado

September 27, 1999

The foregoing consent is in the form that will be signed upon the effective date of Gaiam, Inc.'s registration of Class A Common Stock in this registration statement and the concurrent 2.5 to 1 reverse stock split of the Gaiam, Inc.'s common shares.



                                  /s/ ERNST & YOUNG LLP

Denver, Colorado

September 27, 1999